UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 1, 2023

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On March 1, 2023, Kian Granmayeh resigned as the Chief Financial Officer of Tellurian Inc. (the “Company”), effective March 10, 2023. In connection with his resignation, Mr. Granmayeh entered into a Separation Agreement with the Company on March 5, 2023 (the “Agreement”). Pursuant to the Agreement, Mr. Granmayeh will receive severance payments of $525,000, the equivalent of one year’s salary, paid over a 12-month period. In addition, the Agreement provides that he will forfeit all of his outstanding equity awards and long-term cash-based awards except a grant of 174,942 restricted stock units (“RSUs”) made to him in January 2022, which will vest, if at all, in accordance with the terms of the grant agreement. One-third of such RSUs will vest upon a final investment decision relating to the Company’s Driftwood Project (“FID”) and the remaining RSUs will vest in two equal tranches on the first and second anniversaries of FID, respectively. If FID does not occur on or before March 10, 2024, the RSUs will be forfeited for no consideration. The Agreement further provides that Mr. Granmayeh will be subject to customary restrictive covenants, including confidentiality, non-compete, non-solicitation and non-disparagement covenants, and will execute a customary release of claims.

Appointment of Interim Chief Financial Officer

On March 3, 2023, the Company appointed Khaled Sharafeldin, the Company’s current Chief Accounting Officer, to the additional office of interim Chief Financial Officer of the Company.

Mr. Sharafeldin, 60, has served as the Chief Accounting Officer of the Company since the completion of the merger (the “Merger”) in February 2017 between Tellurian Investments Inc. (now known as Tellurian Investments LLC) and a subsidiary of Magellan Petroleum Corporation (now known as Tellurian Inc.), and he served as Chief Accounting Officer of Tellurian Investments Inc. from January 2017 until the completion of the Merger. From April 2012 to January 2017, Mr. Sharafeldin served as Vice President – Internal Audit at Cheniere Energy, Inc. Previously, at Pride International, he served as Director – Quality Management (2010–2011) and Director of Internal Audit (2005–2010). In addition, he served as Director of Internal Audit at BJ Services Company (2003–2005), served in several financial management roles at Schlumberger Limited (1996–2003), and was employed by the public accounting firm Price Waterhouse LLP in Houston, Texas (1991–1996). Mr. Sharafeldin received his Bachelor of Commerce from Cairo University in Egypt. He is also a Certified Public Accountant in the State of California. There are no family relationships between Mr. Sharafeldin and any director or executive officer of the Company, and there are no transactions between Mr. Sharafeldin and the Company that require disclosure pursuant to Item 404 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Daniel A. Belhumeur
Name:	Daniel A. Belhumeur
Title:	Executive Vice President and General Counsel

Date: March 6, 2023